Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint Christopher Castello, David Kelly, Ella Campi, Kelsang Tsün and Barbara Levi, and each of them, each with full power to act without the others, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form F-3 relating to the registration of securities issued by UBS Group AG or securities issued by Credit Suisse AG or Credit Suisse (USA), Inc. and guaranteed by UBS Group AG, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title

/s/ Steffen Henrich	Group Controller
Steffen Henrich	(principal accounting officer)